Registration No. 33__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                                  ----------

                             BLACK HILLS CORPORATION
             (exact name of registrant as specified in its charter)
                             South Dakota 46-0111677
           (State of Incorporation) (IRS Employer Identification No.)
                         625 Ninth Street, P.O. Box 1400
                         Rapid City, South Dakota 57709
                    (address of principal executive offices)

                    Registrant's telephone number, including
                            area code: (605) 348-1700
                                   ----------

           BLACK HILLS CORPORATION'S SHORT-TERM ANNUAL INCENTIVE PLAN
                            (Full title of the plan)
                                   ----------

                                ROXANN R. BASHAM
                            Vice President - Finance
                             Black Hills Corporation
                625 Ninth Street, Rapid City, South Dakota 57701
                     (Name and address of agent for service)
                                    ----------

          It is respectfully requested that the Commission send signed copies of all notices, orders and communications to:

                              JOHN K. NOONEY, Esq.
                        Morrill Thomas Nooney & Braun LLP
                625 Ninth Street, Rapid City, South Dakota 57701
                                    ----------

                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- ====================
                                               Proposed Maximum      Proposed Maximum
 Title of Securities                          Offering Price Per    Aggregate Offering        Amount of
   to be Registered         Amount to be           Share (1)              Price           Registration Fee
                           Registered (1)

----------------------- --------------------- -------------------- --------------------- ====================
----------------------- --------------------- -------------------- --------------------- ====================
     Common Stock
    ($1 par Value)         200,000 Shares          $24.1250             $4,825,000            $1,273.80
----------------------- --------------------- -------------------- --------------------- ====================


1. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices reported as of February 4, 2000.

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Black Hills Corporation (the Company) with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The  Company's  latest  annual  report on  Form-10K  filed  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above; and

     (c) The description of the Company's common stock as contained in the Company's registration statement under Section 12 of the Exchange Act of 1934, including any amendment or report updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters those securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES

         The Company's common stock is registered under Section 12 of the Exchange Act.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the securities offered will be passed upon for the Company by the law firm of Morrill Thomas Nooney & Braun LLP, 625 Ninth Street, Rapid City, South Dakota 57701.

         Members of the firm of Morrill Thomas Nooney & Braun LLP and members of their immediate families own directly or indirectly 4,000 shares of common stock of the Company.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICER

         Sections 47-2-58.1 to 47-2-58.7 of the South Dakota Codified Laws permit indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations.
Article V of the Bylaws of the Company and separate indemnification contracts entered into between the Company and each of its directors and officers authorize indemnification of the Company's directors and officers consistent with the provisions of South Dakota laws.

         The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No securities are to be reoffered or resold pursuant to this agreement.

Item 8.  EXHIBITS

     *4(a) Restated Articles of Incorporation dated May 24, 1994 (Exhibit 3(i) to Form 8-K dated June 7, 1994, File No. 1-7978).

     *4(b) Bylaws dated April 20, 1999  (Exhibit 4(b) to Form S-8 dated July 13,
1999).

         5        Opinion of Morrill Thomas Nooney & Braun LLP

         23(a)    Consent of Morrill Thomas Nooney & Braun LLP (contained in
                  Exhibit 5)

         23(b)    Consent of Independent Public Accountants

         24       Powers of Attorney


Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To  include  any  prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 11th day of February, 2000.

                                    BLACK HILLS CORPORATION

                                    By  /S/ROXANN R. BASHAM
                                    Roxann R. Basham, Vice President - Finance

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                       Title                        Date

/S/DANIEL P. LANDGUTH           Principal Executive            February 11, 2000
Daniel P. Landguth,             Officer and Director
Chairman and President

/S/ROXANN R. BASHAM             Principal Financial Officer    February 11, 2000
Roxann R. Basham,
Vice President - Finance

/S/MARK T. THIES                Principal Accounting Officer   February 11, 2000
Mark T. Thies, Controller

ADIL M. AMEER*                      Directors
Adil M. Ameer

BRUCE B. BRUNDAGE*
Bruce B. Brundage

DAVID C. EBERTZ*
David C. Ebertz

JOHN R. HOWARD*
John R. Howard

EVERETT E. HOYT*                                        February 11, 2000
Everett E. Hoyt

KAY S. JORGENSEN*                              *By:     /S/DANIEL P. LANDGUTH
Kay S. Jorgensen                                        Daniel P. Landguth
                                                        Attorney at Fact
THOMAS J. ZELLER*
Thomas J. Zeller